UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 29, 2015

Date of Report (Date of Earliest Event Reported)

SEQUOIA MORTGAGE TRUST 2010-H1

(Issuing Entity of the Mortgage Pass-Through Certificates, Series 2010-H1)

RWT Holdings, Inc.

(Sponsor)

RWT Holdings, Inc.

(Exact Name of Sponsor as Specified in Its Charter)

SEQUOIA RESIDENTIAL FUNDING, INC.

(as Depositor with respect to the issuance of Sequoia Mortgage Trust 2010-H1,
Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant/Depositor as Specified in Its Charter)

Delaware	333-159791-02	35-2170972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place, Suite 330

Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,

Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.        Other Events.

By written notice dated September 24, 2015 (the “Clean-up Call Exercise Notice”), Redwood Trust, Inc. (“Redwood”), an affiliate of the Depositor and Controlling Holder of the Sequoia Mortgage Trust 2010-H1 (the “Trust”), informed the Trustee, Wells Fargo Bank, N.A. (the “Trustee”), and the Securities Administrator, Paying Agent and Authenticating Agent, Citibank, N.A. (the “Securities Administrator”), of the intent of Redwood, or a Redwood affiliated entity as successor in interest by assignment or otherwise, to exercise the Clean-up Call (the “Clean-up Call”) pursuant to Section 7.01(d) of the Amended and Restated Pooling Agreement dated as of January 1, 2014 (the “A&R Pooling Agreement”) by and among the Depositor, the Trustee and the Securities Administrator. Pursuant to the A&R Pooling Agreement, Redwood, or its successor, may exercise the Clean-up Call, terminate the Trust and purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price, on any date on which the Aggregate Stated Principal Balance of the Trust Fund is less than five percent (5%) of the Aggregate Stated Principal Balance as of the Cut-off Date. The Aggregate Stated Principal Balance of the Trust Fund is currently less than five percent (5%) of the Aggregate Stated Principal Balance as of the Cut-off Date. Redwood, or its successor in interest by assignment or otherwise, intends to exercise the Clean-up Call on or around the October 2015 Distribution Date. Capitalized terms used but not defined herein shall have the meanings as in the A&R Pooling Agreement. A copy of the Clean-up Call Exercise Notice is attached to this Form 8-K as Exhibit 99.1.

Item 9.01(d).  Financial Statements and Exhibits.

99.1	Clean-up Call Exercise Notice, dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2015

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Matthew Tomiak
Matthew Tomiak
Vice President

EXHIBIT INDEX

Exhibit Number

99.1    Clean-up Call Exercise Notice, dated September 24, 2015.